Exhibit 23.5

RP® FINANCIAL, LC.

Financial Services Industry Consultants

June 6, 2007

Board of Directors
First Financial Holdings, MHC
First Financial of Renton, Inc.
First Savings Bank of Renton
201 Wells Avenue South
Renton, Washington  98057

Members of the Boards of Directors:

          We hereby consent to the use of our firm’s name in the Form AC Application for Conversion, and any amendments thereto to be filed with Office of Thrift Supervision, the Washington Department of Financial Institutions and in the Registration Statement on Form S-1, and any amendments thereto to be filed with the Securities and Exchange Commission.  We also hereby consent to the inclusion of, summary of and references to our Pro Forma Valuation Report and any Valuation Report Updates in such filings including the prospectus of First Financial Northwest, Inc. and to the reference to our firm under the heading “Experts” in the prospectus.

Sincerely,
RP® FINANCIAL, LC.

/s/ RP Financial, LC.

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